Exhibit 10.14

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), is effective as of September 5, 2020, (the “Effective Date”) is made and entered by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Fabrizio Battaglia (the “Executive”).

WITNESSETH:

WHEREAS, the Executive has been appointed as the Company’s Chief Executive Officer and is expected to make major contributions to the short- and long-term profitability, growth, and financial strength of the Company;

WHEREAS, the Company has determined that appropriate arrangements should be taken to encourage the continued attention and dedication of the Executive to his assigned duties without distraction; and

WHEREAS, in consideration of the Executive’s employment with the Company, the Company desires to provide the Executive with certain compensation and benefits as set forth in this Agreement in order to ameliorate the financial and career impact on the Executive in the event the Executive’s employment with the Company is terminated for a reason related to, or unrelated to, a Change in Control (as defined below) of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Company and the Executive agree as follows:

1.Employment.

(a)Commencement Date. Executive commenced employment on September 1, 2020 (“Commencement Date”). The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement,

(b)Duties. The Company hereby employs Executive in the position of Chief Executive Officer, effective as of the Commencement Date. Executive shall have all such responsibilities, duties, and authorities as are consistent with the position of the Chief Executive Officer, and shall report directly to the Board of Directors. Executive will be required to travel from time to time for business reasons as reasonably required by the Company in connection with the performance of his duties hereunder subject to payment or reimbursement for travel expenses pursuant to Section 3 below.

(c)Full-time Employment. Executive hereby accepts this employment upon the terms and conditions contained herein and agrees to devote substantially all of his business time, attention, and efforts to promote and further the business, interests, objectives, and affairs of the Company, however, that the foregoing

/s/ Fabrizio Battaglia
Executive’s Initials

limitations shall not be construed as prohibiting Executive from serving on civic, charitable or other boards or committees, managing personal or family investments and passive personal investments in securities or from engaging in other activities from time to time, in each case that will not interfere in any material respect with the performance of his duties hereunder. Executive shall faithfully adhere to, execute, and fulfill in all material respects all policies established by the Company in writing and made available to Executive, consistent with the other terms of this Agreement.

2.Compensation. For all services rendered by Executive in any capacity required hereunder, the Company shall compensate Executive as follows:

(a) Base Salary. During the Term, the Company shall pay Executive, as compensation for Executive’s services, an annual salary of Three Hundred Ninety Thousand Dollars ($390,000), subject to applicable federal, state, and local withholding, such salary to be paid to Executive in the same manner and on the same payroll schedule in which all Company employees receive payment (“Base Salary”).

(b)Annual Review. Executive’s salary will be subject to review annually and may be increased, but not decreased, by the Board based upon the Company’s normal performance review practices. Effective as of the date of any change to Executive’s Base Salary, the Base Salary as so changed shall be considered the new Base Salary for all purposes of this Agreement.

(c)Bonus. In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in a discretionary bonus program established and approved by the Board for employees of the Company or its affiliates in similar positions to the Executive (the “Program”) and, pursuant to the Program, the Executive may earn a bonus (the “Bonus”) on an annual or other performance period basis (a “Performance Cycle”) up to 100% of Base Salary earned and paid during the applicable Performance Cycle or an additional amount as approved by the Board under the Program and in each case based on certain performance criteria; provided that the Executive is actively employed by the Company on the date the Bonuses are paid under the Program, except as provided in Section 5(a) herein. The Bonus may be paid annually or more frequently depending upon the Performance Cycle, as determined by the Board and pursuant to the Program. The Bonus will be specified by the Board, and the Bonus will be reviewed at least annually by the Board.

(d)Benefits and Other Compensation. Executive shall be entitled to receive additional benefits and compensation from the Company as follows: (i) 5 weeks paid time off (“PTO”) in each calendar year (pro-rated for partial calendar years worked); unused vacation shall carry forward, but shall not exceed 25 weeks; (ii) participate in all other Company-wide employee benefits as may, from time to time, be made available generally to any other executives of the Company, including the Company’s 401(k) plan; (iv) receive holiday and personal days off as may, from time to time, be made available generally to any other executives of the Company; and (v) such other benefits as may, from time to time, be made generally available to executive officers of the Company,

(e)Reimbursements and Auto Allowance. During the Employment Period, the Company shall (i) reimburse the Executive for all reasonable business expenses upon the presentation of statements of such expenses in accordance with the Company’s normal and customary policies and procedures now in force or as such policies and procedures may be modified with respect to senior executive officers of the Company, and (ii) provide Executive with a car allowanced of $700 per month.

/s/ Fabrizio Battaglia
Executive’s Initials

(f)Stock Options. As further compensation for the services to be performed hereunder, Executive shall be awarded certain rights to purchase or receive shares of the Company’s Common Stock as follows:

(1)On the Commencement Date, the Company will grant Executive an option (“Option”) to purchase Two Million (2,000,000) shares of Common Stock in accordance with the terms of the Company’s 2020 Equity Incentive Plan and its option agreement, which shall vest in accordance with the terms and conditions outlined in the agreement, and otherwise as described in this Agreement. The Option shall be exercisable at the fair market value of the Common Stock on the Commencement Date.

(2)On the Commencement Date, the Company will grant Executive an option (“Key Employee Option”) to purchase three million five hundred thousand (3,500,000) shares of Common Stock in accordance with the terms of the Company’s 2020 Key Employee Equity Incentive Plan and its option agreement, which shall vest in accordance with the terms and conditions outlined in the agreement, and otherwise as described in this Agreement.

(g)Restricted Shares / Equity Incentive Award Gross-Up Payment. If at any time the vesting of any restricted shares of Company stock awarded to the Executive, including any restricted stock units, subjects the Executive to any Federal, state, or local income taxes or FICA taxes (collectively, “Income Taxes”), then the Executive shall be entitled to an additional lump-sum cash payment from the Company (the “Income Tax Gross-Up Payment”), subject to mandatory withholding, in an amount equal to the Income Taxes and the Income Taxes attributable to the Income Tax Gross-Up Payment. For purposes of calculating an Income Tax Gross-Up Payment to the Executive in any year, it shall be assumed that the Executive is subject to Income Taxes at the highest marginal Federal and applicable state and local income tax rates, respectively, for the year in which the Income Tax Gross-Up Payment is paid. Also, the Income Tax Gross-Up Payment to the Executive shall reflect the Federal tax benefits attributable to the deduction of applicable state and local income taxes.

3.Termination Unrelated to a Change in Control.

(a)Involuntary Termination Unrelated to a Change in Control. In the event of (i) an involuntary termination of Executive’s employment by the Company for any reason other than Cause, death or Disability, or (ii) Executive’s resignation for Good Reason, and if Section 4 does not apply, Executive shall be entitled to the benefits provided in subsection (b) and (c) of this Section 3. For purposes of this Agreement, “Good Reason” shall mean the occurrence of one or more of the following, without the Executive’s consent: (i) material diminution of the Executive’s authority, duties or responsibilities; (ii) a material change in the geographic location at which Executive must perform the Executive’s services under this Agreement (which, for purposes of this Agreement, means relocation of the offices of the Company at which the Executive is principally employed to a location more than fifty (35) miles from the location of such offices immediately prior to the relocation); (iii) a material diminution in the Executive’s Base Salary; (iv) non-renewal of this Agreement; or (v) any action or inaction that constitutes a material breach by the Company of a material provision of this Agreement. The Executive must provide written notice of termination for Good Reason to the Company within thirty (30) days after the event constituting Good Reason first occurs, which notice shall state such Good Reason in reasonable detail. The Company shall have a period of thirty (30) days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in the Executive’s notice of termination. If the Company does not correct the act or failure to act, the Executive must terminate the Executive’s employment for Good

/s/ Fabrizio Battaglia
Executive’s Initials

Reason within sixty (60) days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

(b)Compensation Upon Termination Unrelated to a Change in Control. Subject to the provisions of Section 6 hereof, in the event a termination described in subsection (a) of this Section 3 occurs, the Company shall provide Executive with the following, provided that Executive executes and does not revoke the Release (as defined in Section 6):

(i)Three times (3x) the sum of Base Salary and Bonus, paid in a single lump sum cash payment on the thirtieth (30th) day following Executive’s Termination Date. (For purposes of this subsection (i), Base Salary will mean the largest among the following: Executive’s Base Salary immediately prior to (A) Executive’s Termination Date, or (B) any reduction of Executive’s base salary described in the first clause of subsection (i) in the definition of Good Reason. For purposes of this subsection (i), Bonus will mean the largest among the following: Executive’s bonus immediately prior to (A) Executive’s Termination Date, or (B) any reduction of Executive’s bonus described in the first clause of subsection (i) in the definition of Good Reason.

(ii)For a period of up to thirty-six (36) months following Executive’s Termination Date, Executive and where applicable, Executive’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive, within 60 days following the date such monthly premium payment is due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings. Notwithstanding the foregoing, if Executive obtains full-time employment during this thirty-six (36) month period that entitles him and his spouse and eligible dependents to comprehensive medical coverage, Executive must notify the Company, and no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. In addition, if Executive does not pay the applicable monthly COBRA premium for a particular month at any time during the thirty-six (36) month period and coverage is lost as a result, no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to Executive a taxable lump-sum payment in an amount equal to the monthly (or then remaining) COBRA premium that Executive would be required to pay to continue his group health coverage in effect on the Termination Date (which amount shall be based on the premium for the first month of COBRA coverage). Alternatively, should Executive elect to maintain his own individual health insurance policy rather than that provided by the Company, the company will reimburse the Executive the personal medical and dental insurance policy premiums on a monthly basis for Executive, Executive’s spouse and eligible dependents.

(iii)With respect to any outstanding Company stock options, Restricted Stock, or Restricted Stock Units (collectively “Equity Incentive Awards”) held by the Executive as of his Termination Date, such Equity Incentive Awards, the rights of the Executive as of the Termination Date shall be dictated pursuant to an applicable equity incentive award agreement, if any. In the event Executive has been granted any Equity Incentive Award but has not entered into any agreement with the Company pertaining to the terms of such Equity Incentive Award, the Company shall accelerate the vesting of that portion of the Executive’s Equity Incentive Awards, if any, which would have vested and become exercisable within the thirty-six (36) month period after the Executive’s Termination Date, such Equity Incentive Awards (as well as any outstanding Equity Incentive Awards

/s/ Fabrizio Battaglia
Executive’s Initials

that previously became vested and exercisable) shall remain exercisable, notwithstanding anything in any other agreement governing such Equity Incentive Awards, until (A) a period of one year after the Executive’s Termination Date, or (B) the original term of the option, whichever is greater.

(iv)Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive as of his Termination Date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of the Company.

4.Termination Related to a Change in Control.

(a)Involuntary Termination Relating to a Change in Control. In the event Executive’s employment is terminated on account of (i) an involuntary termination by the Company for any reason other than Cause, death or Disability, or (ii) the Executive voluntarily terminates employment with the Company on account of resignation for Good Reason, in either case that occurs (x) at the same time as, or within the twelve (12) month period following, the consummation of a Change in Control or (y) within the sixty (60) day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Executive’s Termination Date, then Executive shall be entitled to the benefits provided in subsection (b) of this Section 4. For purposes of this Agreement, “Change in Control” shall mean the occurrence of one (1) of the following:

(i)A “change in the ownership of the Company” which shall occur on the date that any one (1) Person, or more than one (1) Person acting as a group, becomes the Beneficial Owner of stock in the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, if any one (1) Person or more than one (1) Person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of clause (ii) below) and an increase of the effective percentage of stock owned by any one (1) Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (B) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Board in its sole discretion, (C) any acquisition or merger with an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities. This clause (i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction;

(ii)A “merger of the Company” which shall occur on the date any merger, organization, business combination or consolidation of the Company or one (1) of its subsidiaries with or into any other company is consummated, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

/s/ Fabrizio Battaglia
Executive’s Initials

(iii)A “change in the effective control of the Company” which shall occur on the date that either (A) any one (1) Person, or more than one (1) Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Board in its sole discretion, (3) any acquisition or merger with an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (4) an underwriter temporarily holding securities pursuant to an offering of such securities; or (B) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one (1) Person, or more than one (1) Person acting as a group, is considered to effectively control the Company within the meaning of this clause, the acquisition of additional control of the Company by the same Person or Persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of the clause above; or

(iv)A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one (1) Person, or more than one (1) Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Non-Qualified Deferred Compensation Rules, shall not constitute a Change in Control.

(b)Compensation Upon Involuntary Termination Relating to a Change in Control. Subject to the provisions of Section 6 hereof, in the event a termination described in subsection (a) of this Section 4 occurs, the Company shall provide that the following be paid to the Executive after his Termination Date, provided that Executive executes and does not revoke the Release:

(i)Three times (3x) the sum of Base Salary and Target Bonus, paid in a single lump sum cash payment on the sixtieth (60th) day following Executive’s Termination Date. Notwithstanding the foregoing, to the extent Executive is entitled to receive the severance benefit payable pursuant to Section 3(b)(i) as a result of a qualifying termination prior to a Change in Control and then becomes entitled to receive the severance benefit payable pursuant to this Section 4 as a result of the Change in Control that was considered at the time of Executive’s Termination Date becoming consummated within sixty (60) days following Executive’s Termination Date, Executive shall not receive the severance benefit payable pursuant to Section 3(b)(i) of this Agreement, but instead shall receive the severance benefit payable pursuant to this Section 4(b)(i) on the sixtieth (60th) day following Executive’s Termination Date. For purposes of this subsection (i), Base Salary will mean the largest among the following: Executive’s Base Salary immediately prior to (A) Executive’s Termination Date, (B) any reduction of Executive’s base salary described in the first clause of subsection (i) in the definition of Good

/s/ Fabrizio Battaglia
Executive’s Initials

Reason, or (C) immediately prior to the Change in Control. For purposes of this subsection (i), Bonus will mean the largest among the following: Executive’s target bonus (A) immediately prior to Executive’s Termination Date, (B) immediately prior to any reduction of Executive’s target bonus described in the first clause of subsection (i) in the definition of Good Reason, (C) immediately prior to the Change in Control, or (d) for the fiscal year preceding the year in which the Change in Control.

For a period of up to thirty-six (36) months following Executive’s Termination Date, Executive and where applicable, Executive’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive, within sixty (60) days following the date such monthly premium payment is due, an amount equal to the monthly COBRA (or, as applicable, other) premium payment, less applicable tax withholdings. Notwithstanding the foregoing, if Executive obtains full-time employment during this thirty-six (36) month period that entitles him and his spouse and eligible dependents to comprehensive medical coverage, Executive must notify the Company, and no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. In addition, if Executive does not pay the applicable monthly COBRA (or other) premium for a particular month at any time during the thirty-six (36) month period and coverage is lost as a result, no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. Notwithstanding the foregoing, to the extent Executive is entitled to receive the severance benefit provided pursuant to Section 3(b)(ii) of this Agreement as a result of a qualifying termination prior to a Change in Control, if Executive becomes entitled to receive the severance benefits payable pursuant to this Section 4 as a result of the Change in Control that was considered at the time of Executive’s Termination Date becoming consummated within sixty (60) days following Executive’s Termination Date, Executive shall be entitled to receive the severance benefit provided pursuant to this clause (ii) and not the benefit provided pursuant to Section 3(b)(ii). Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to Executive a taxable lump-sum payment in an amount equal to the monthly (or then remaining) COBRA premium that Executive would be required to pay to continue his group health coverage in effect on the Termination Date (which amount shall be based on the premium for the first month of COBRA coverage). Alternatively, should Executive elect to maintain his own individual health insurance policy rather than that provided by the Company, the Company will reimburse the Executive the personal medical and dental insurance policy premiums on a monthly basis for Executive, Executive’s spouse and eligible dependents.

(ii)With respect to any outstanding Company Equity Incentive Awards held by the Executive as of his Termination Date, such Equity Incentive Awards, the rights of the Executive as of the Termination Date shall be dictated pursuant to an applicable equity incentive award agreement, if any. In the event Executive has been granted any Equity Incentive Award but has not entered into any agreement with the Company pertaining to the terms of such Equity Incentive Award, the Company shall accelerate the vesting of that portion of the Executive’s Equity Incentive Awards, if any, which would have vested and become exercisable within the thirty-six (36) month period after the Executive’s Termination Date, such Equity Incentive Awards (as well as any outstanding Equity Incentive Awards that previously became vested and exercisable) shall remain exercisable, notwithstanding anything in any other agreement governing such Equity Incentive Awards, until (A) a period of one year after the Executive’s Termination Date, or (B) the original term of the option, whichever is greater.

/s/ Fabrizio Battaglia
Executive’s Initials

(iii)Executive shall receive any amounts earned, accrued, or owing but not yet paid to Executive as of his Termination Date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of the Company.

5.Termination of Employment on Account of Disability, Death, Cause, or Voluntarily Without Good Reason.

(a)Termination on Account of Disability. Notwithstanding anything in this Agreement to the contrary, if Executive’s employment terminates on account of Disability, Executive shall be entitled to receive disability benefits under any disability program maintained by the Company that covers Executive, and Executive shall not receive benefits pursuant to Sections 3 and 4 hereof, except that, subject to the provisions of Section 6 hereof, the Executive shall be entitled to the following benefits provided that Executive executes and does not revoke the Release:

Three times (3x) the sum of Base Salary and Target Bonus, paid in a single lump sum cash payment on the thirtieth (30th) day following Executive’s Termination Date on an account of disability, and, for a period of up to thirty-six (36) months following Executive’s Termination Date, Executive and where applicable, Executive’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive, within 60 days following the date such monthly premium payment is due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings. Notwithstanding the foregoing, if Executive obtains full-time employment during this thirty-six (36) month period that entitles him and his spouse and eligible dependents to comprehensive medical coverage, Executive must notify the Company, and no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. In addition, if Executive does not pay the applicable monthly COBRA premium for a particular month at any time during the thirty-six (36) month period and coverage is lost as a result, no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to Executive a taxable lump-sum payment in an amount equal to the monthly (or then remaining) COBRA premium that Executive would be required to pay to continue his group health coverage in effect on the Termination Date (which amount shall be based on the premium for the first month of COBRA coverage). Alternatively, should Executive elect to maintain his own individual health insurance policy rather than that provided by the Company, the Company will reimburse the Executive the personal medical and dental insurance policy premiums on a monthly basis for Executive, Executive’s spouse and eligible dependents.

(i)With respect to any outstanding Company Equity Incentive Awards held by the Executive as of his Termination Date, such Equity Incentive Awards, the rights of the Executive as of the Termination Date shall be dictated pursuant to an applicable equity incentive award agreement, if any. In the event Executive has been granted any Equity Incentive Award but has not entered into any agreement with the Company pertaining to the terms of such Equity Incentive Award, the Company shall accelerate the vesting of that portion of the Executive’s Equity Incentive Awards, if any, which would have vested and become exercisable within the thirty-six (36) month period after the Executive’s Termination Date, such Equity Incentive Awards (as well as any outstanding Equity Incentive Awards that previously became vested and exercisable) shall remain exercisable, notwithstanding anything in any other agreement governing such Equity Incentive Awards, until (A)

/s/ Fabrizio Battaglia
Executive’s Initials

a period of one year after the Executive’s Termination Date, or (B) the original term of the option, whichever is greater.

(b)Termination on Account of Death. Notwithstanding anything in this Agreement to the contrary, if Executive’s employment terminates on account of death, Executive’s estate shall be entitled to receive death benefits under any death benefit program maintained by the Company that covers Executive, and Executive not receive benefits pursuant to Sections 3 and 4 hereof, except that, subject to the provisions of Section 7 hereof, the Executive’s estate shall be entitled to the following benefits provided that Executive’s estate executes and does not revoke the Release: With respect to any outstanding Equity Incentive Awards held by the Executive as of his Termination Date, Executive’s rights relating to such Equity Incentive Awards shall be dictated pursuant to the term of an applicable Equity Incentive Agreement, if any. In the event Executive has been granted any Equity Incentive Award but has not entered into any agreement with the Company pertaining to the terms of such Equity Incentive Award, the Company shall accelerate the vesting of that portion of the Executive’s Equity Incentive Awards, if any, which would have vested and become exercisable within the thirty-six (36) month period after the Executive’s Termination Date, such Equity Incentive Awards (as well as any outstanding Equity Incentive Awards that previously became vested and exercisable) to remain exercisable by the Executive’s estate until (A) a period of one year after the Executive’s Termination Date, or (B) the original term of the option, whichever is greater.

(c)Termination on Account of Cause. Notwithstanding anything in this Agreement to the contrary, if Executive’s employment terminates by the Company on account of Cause, Executive shall not receive benefits pursuant to Sections 3 and 4 hereof, except that, subject to the provisions of Section 6 hereof, the Executive shall be entitled to the following benefits provided that Executive executes and does not revoke the Release:

Two times (2x) the sum of Base Salary and Target Bonus, paid in a single lump sum cash payment on the thirtieth (30th) day following Executive’s Termination Date, and for a period up to twenty-four (24) months following Executive’s Termination Date, Executive and where applicable, Executive’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive, within 60 days following the date such monthly premium payment is due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings. Notwithstanding the foregoing, if Executive obtains full-time employment during this twenty-four (24) month period that entitles him and his spouse and eligible dependents to comprehensive medical coverage, Executive must notify the Company, and no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. In addition, if Executive does not pay the applicable monthly COBRA premium for a particular month at any time during the twenty-four (24) month period and coverage is lost as a result, no further reimbursements will be paid by the Company to the Executive pursuant to this subsection. Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to Executive a taxable lump-sum payment in an amount equal to the monthly (or then remaining) COBRA premium that Executive would be required to pay to continue his group health coverage in effect on the Termination Date (which amount shall be based on the premium for the first month of COBRA coverage). Alternatively, should Executive elect to maintain his own individual health insurance policy rather than that provided by the Company, the Company will reimburse the Executive the personal medical and dental insurance policy premiums on a monthly basis for Executive, Executive’s spouse and eligible dependents.

/s/ Fabrizio Battaglia
Executive’s Initials

(i)With respect to any outstanding Equity Incentive Awards held by the Executive as of his Termination Date, Executive’s rights relating to such Equity Incentive Awards shall be dictated pursuant to the term of any applicable Equity Incentive Agreement, if any. In the event Executive has been granted any Equity Incentive Award but has not entered into any agreement with the Company pertaining to the terms of such Equity Incentive Award, the Company shall accelerate the vesting of that portion of the Executive’s Equity Incentive Awards, if any, which would have vested and become exercisable within the twenty-four (24) month period after the Executive’s Termination Date, such Equity Incentive Awards (as well as any outstanding Equity Incentive Awards that previously became vested and exercisable) to remain exercisable, notwithstanding anything in any other agreement governing such Equity Incentive Awards, until one year after the Executive’s Termination Date,

(d)Termination on Account of Voluntary Resignation Without Good Reason. Notwithstanding anything in this Agreement to the contrary, if Executive’s employment terminates on account of resignation by Executive for no reason or any reason other than on account of Good Reason, Executive shall not receive benefits pursuant to Sections 3 and 4 hereof.

6.Release. Notwithstanding the foregoing, no payments or other benefits under this Agreement shall be made unless Executive executes, and does not revoke, the Company’s standard written release, substantially in the form as attached hereto as Exhibit A, (the “Release”), of any and all claims against the Company and all related parties with respect to all matters arising out of Executive’s employment by the Company (other than entitlements under the terms of this Agreement or under any other plans or programs of the Company in which Executive participated and under which Executive has accrued or become entitled to a benefit) or termination thereof, with such release being effective not later than sixty (60) days following Executive’s Termination Date.

7.No Mitigation Obligation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

8.Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any subsidiary prior to or following any Change in Control.

9.Tax Matters

(a)Withholding of Taxes. Subject to Section 2(a), the Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as the Company is required to withhold pursuant to any applicable law, regulation, or ruling.

(b)Excise Tax. In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive’s employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person (all such payments and benefits being hereinafter called “Total Payments”), would be subject (in whole or part), to the tax (the “Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall pay to the Executive such additional amounts (the “Gross-Up Payment”) as may be necessary to place the Executive in the same after-tax position as if no portion

/s/ Fabrizio Battaglia
Executive’s Initials

of the Total Payments had been subject to the Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state, or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

10.Term of Agreement. This Agreement shall continue in full force and effect until the fifth anniversary of the Commencement Date (the “Initial Term”), and shall automatically renew for additional two (2) year renewal periods (a “Renewal Term”) if Executive is employed by the Company on the last day of the Initial Term and on each Renewal Term; provided, however, that within the sixty (60) to ninety (90) day period prior to the expiration of the Initial Term or any Renewal Term, at its discretion, the Board may propose for consideration by Executive, such amendments to the Agreement as it deems appropriate. If Executive’s employment with the Company terminates during the Initial Term or a Renewal Term, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired.

11.Nonsolicitation. Unless otherwise agreed in writing, during the term of this Agreement, and for a period of twenty-four (24) months following the Date of Termination, Executive shall not, and shall not assist any other person to (i) solicit for hiring any employee of the Company or any of its affiliates (or any individual who was such an employee at any time within the twelve (12) month period preceding such solicitation), or seek to persuade any employee of the Company or any of its affiliates (or any individual who was such an employee at any time within the twelve (12) month period preceding such action) to discontinue employment, or (ii) solicit or encourage any independent contractor providing services to the Company or any of its affiliates to terminate or diminish

12.Nondisclosure of Confidential Information.

(a)Executive acknowledges that the Company and its affiliates may disclose confidential information to Executive during the Employment Term to enable him to perform his duties hereunder. Executive agrees that, except as required by law, regulatory directive or judicial order or as permitted in Section 10(c) below, he will not, without the prior written consent of the Company, during the Employment Term or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Company or any of its affiliates. For purposes of this Agreement, “confidential information” shall include, but not be limited to, trade secrets, know-how, proprietary, technical, developmental, operating, financial, performance, cost, process, designs, client and prospect information, all samples, models, evaluation boards, reports, tables, data, prototypes, marketing strategies, and product pricing containing or disclosing such information, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, or customer information of the Company or any of its affiliates, plans, or any other information of whatever nature

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Executive’s Initials

in the possession or control of the Company which has not been published or disclosed to the general public (other than by acts of Executive or his agents in violation of this Agreement), or which gives to the Company or any of its affiliates an opportunity to obtain an advantage over competitors who do not know of or use it. The foregoing covenants will not prohibit Executive from disclosing confidential or other information to other employees of the Company or to third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

(b)Executive further agrees that if his employment hereunder is terminated for any reason, he will not take originals or copies of any and all records, including papers, hardware, evaluation boards, masks, programs, computer software, and documents and all matter of whatever nature containing secret or confidential information of the Company or any of its affiliates.

(c)Notwithstanding anything to the contrary in this Employment Agreement, nothing in this Employment Agreement, including this Section 12, is intended to prohibit Executive and Executive is not prohibited from reporting possible violations of law to, filing charges with, or making disclosures protected under the whistleblower provisions of U.S. federal law or regulation, or participating in investigations of U.S. federal law or regulation by the U.S. Securities and Exchange Commission, National Labor Relations Board, Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the U.S. Department of Justice, the U.S. Congress, any U.S. agency Inspector General or any self-regulatory agencies such as the SEC or federal, state or local governmental agencies (collectively, “Government Agencies,” and each a “Government Agency”). Accordingly, Executive does not need the prior authorization of the Company to make any such reports or disclosures or otherwise communicate with Government Agencies and is not required to notify the Company that he has engaged in any such communications or made any such reports or disclosures. In addition, Executive is hereby notified that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this Agreement, Executive understands that he has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive understands that he also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Executive understands and acknowledges that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

13.Intellectual Property. Executive agrees promptly to reduce to writing and to disclose and assign, and hereby does assign, to the Company, its subsidiaries, successors, assigns and nominees, all inventions, discoveries, improvements, copyrightable or patentable material, trademarks, programs, computer software, and ideas concerning the same, capable of use in connection with the business of the Company or any of its affiliates, which Executive may make or conceive, either solely or jointly with others, during the period of his

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Executive’s Initials

employment by the Company, its subsidiaries or successors. Executive agrees, at the Company’s expense, that upon a request by the Company, to execute, acknowledge and deliver to the Company all such papers, including applications for patents, applications for copyright and trademark registrations, and assignments thereof, as may be necessary, and at all times to assist the Company, its parent, subsidiaries, successors, assigns and nominees in every proper way to patent or register said processes, programs, computer software, ideas, inventions, discoveries, improvements, copyrightable or patentable material or trademarks in any and all countries and to vest title thereto in the Company, its parent, subsidiaries, successors, assigns or nominees. Upon a request by the Company, Executive will promptly report to the Company all discoveries, inventions, or improvements of whatsoever nature conceived or made by him at any time he was employed by the Company, its parent, subsidiaries, or successors. All such discoveries, inventions, and improvements that are applicable in any way to the Company’s business shall be the sole and exclusive property of the Company.

14.Arbitration and Equitable Relief.

a.Arbitration Mandatory If Executive Signs This Agreement. EXECUTIVE’S CONSENT TO THIS ARBITRATION PROVISION IS NOT A CONDITION OF EMPLOYMENT, AND EMPLOYER WILL NOT RETALIATE AGAINST EMPLOYEE IF EMPLOYEE REFUSES TO EXECUTE AN EMPLOYMENT AGREEMENT CONTAINING AN ARBITRATION PROVISION. IF EXECUTIVE DOES NOT AGREE TO ARBITRATE DISPUTES WITH THE EMPLOYER, EXECUTIVE MUST NOT EXECUTE OR INITIAL THIS AGREEMENT, BUT SHOULD REQUEST AN EMPLOYMENT AGREEMENT WITHOUT AN ARBITRATION PROVISION. IF EXECUTIVE DOES EXECUTE THIS AGREEMENT, EXECUTIVE WILL BE BOUND BY THE TERMS OF THIS ARBITRATION PROVISION.

/s/ Fabrizio Battaglia
EXECUTIVE’S INITIALS

b.Arbitration. THE COMPANY AND EXECUTIVE HEREBY AGREE THAT ANY AND ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EMPLOYMENT RELATIONSHIP BETWEEN THE PARTIES, THE TERMINATION OF THIS AGREEMENT OR THE TERMINATION OF THE EMPLOYMENT RELATIONSHIP, THAT ARE NOT RESOLVED BY MUTUAL AGREEMENT SHALL BE RESOLVED BY FINAL AND BINDING ARBITRATION BY A NEUTRAL ARBITRATOR. THIS AGREEMENT INCLUDES ANY CLAIMS THAT THE COMPANY MAY HAVE AGAINST EXECUTIVE, OR THAT EXECUTIVE MAY HAVE AGAINST THE COMPANY OR AGAINST ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR PARENT, SUBSIDIARY, OR AFFILIATED ENTITIES. THE COMPANY AND EXECUTIVE AGREE THAT THIS AGREEMENT SHALL BE ENFORCEABLE UNDER AND SUBJECT TO THE SUBSTANTIVE AND PROCEDURAL PROVISIONS OF THE FEDERAL ARBITRATION ACT, 9 U.S.C. §§1, ET SEQ. THE COMPANY AND EXECUTIVE ALSO UNDERSTAND AND AGREE THAT THE COMPANY IS ENGAGED IN TRANSACTIONS INVOLVING INTERSTATE COMMERCE.

c.Arbitration Overview. IN ARBITRATION, EACH SIDE IN THE DISPUTE PRESENTS ITS CASE, INCLUDING EVIDENCE, TO A NEUTRAL THIRD PARTY, CALLED AN “ARBITRATOR,” RATHER THAN TO A JUDGE OR JURY. THE ARBITRATOR WILL BE AN ATTORNEY OR A RETIRED JUDGE. THE PARTIES ARE ENTITLED TO BE REPRESENTED BY THEIR OWN LEGAL COUNSEL IN THE ARBITRATION PROCEEDING. AFTER REVIEWING THE EVIDENCE AND CONSIDERING THE ARGUMENTS OF THE PARTIES, THE ARBITRATOR MAKES A DECISION (AWARD) TO RESOLVE THE DISPUTE. THE ARBITRATOR’S DECISION IS FINAL AND BINDING, WHICH MEANS THERE WILL BE NO TRIAL BY A JUDGE OR JURY OR AN APPEAL OF THE ARBITRATOR’S DECISION, EXCEPT AS PROVIDED BY LAW.

/s/ Fabrizio Battaglia
Executive’s Initials

d.Claims Covered. THE CLAIMS COVERED BY THIS AGREEMENT INCLUDE, BUT ARE NOT LIMITED TO, CLAIMS FOR WRONGFUL TERMINATION; BREACH OF ANY CONTRACT OR COVENANT, EXPRESS OR IMPLIED; BREACH OF ANY DUTY OWED TO EITHER PARTY BY THE OTHER, DISCLOSURE OF TRADE SECRETS OR PROPRIETARY INFORMATION, IMPROPER USE OF COMPANY PROPERTY OR EQUIPMENT; PERSONAL, PHYSICAL OR EMOTIONAL INJURY; FRAUD, MISREPRESENTATION, DEFAMATION, OR ANY OTHER TORT CLAIMS; WAGES OR OTHER COMPENSATION DUE; PENALTIES; BENEFITS; REIMBURSEMENT OF EXPENSES; DISCRIMINATION OR HARASSMENT, INCLUDING BUT NOT LIMITED TO DISCRIMINATION OR HARASSMENT BASED ON RACE, SEX, PREGNANCY, RELIGION, NATIONAL ORIGIN, ANCESTRY, AGE, MARITAL STATUS, PHYSICAL DISABILITY, MENTAL DISABILITY, MEDICAL CONDITION, GENETIC CHARACTERISTICS, GENDER EXPRESSION, GENDER IDENTITY, OR SEXUAL ORIENTATION; RETALIATION; VIOLATION OF ANY FEDERAL, STATE OR OTHER GOVERNMENTAL CONSTITUTION, STATUTE, ORDINANCE OR REGULATION (AS ORIGINALLY ENACTED AND AS AMENDED), INCLUDING BUT NOT LIMITED TO TITLE VII OF THE CIVIL RIGHTS ACT OF 1964 (“TITLE VII”), THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (“ADEA”), THE AMERICANS WITH DISABILITIES ACT (“ADA”), THE FAIR LABOR STANDARDS ACT (“FLSA”), THE EXECUTIVE RETIREMENT INCOME SECURITY ACT (“ERISA”), THE CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT (“COBRA”), THE FAMILY AND MEDICAL LEAVE ACT (“FMLA”), THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT (“FEHA”), THE CALIFORNIA FAMILY RIGHTS ACT (“CFRA”), THE CALIFORNIA LABOR CODE, THE CALIFORNIA CIVIL CODE, THE CALIFORNIA WAGE ORDERS. AS USED HEREIN, “CLAIMS” DOES NOT MEAN ANY DISPUTE IF ARBITRATION OF THE DISPUTE IS PROHIBITED BY LAW. EXECUTIVES MAY LEARN MORE ABOUT THEIR LEGAL RIGHTS BY VISITING WEBSITES HOSTED BY FEDERAL AND STATE GOVERNMENTAL AGENCIES. CURRENT LINKS TO SOME OF THESE FEDERAL WEBSITES ARE LISTED BELOW, ALTHOUGH THEY ARE SUBJECT TO CHANGE BY THE HOSTING AGENCIES: WWW.DOL.GOV; HTTPS://WWW.DOL.GOV/GENERAL/TOPICS; AND WWW.EEOC.GOV/.

e.Procedure. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE HELD IN THE STATE OF CALIFORNIA ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN ACCORDANCE WITH ITS EMPLOYMENT ARBITRATION RULES THEN IN EFFECT FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. EXECUTIVE UNDERSTANDS THAT EXECUTIVE MAY OBTAIN A COPY OF THE AAA RULES BY REQUESTING A COPY FROM THE AMERICAN ARBITRATION ASSOCIATION AT 800.778.7879, LOCATED AT 725 S. FIGUEROA ST LOS ANGELES, CA 90017 OR BY ACCESSING THE AAA WEBSITE AT WWW.ADR.ORG. BY SIGNING THIS AGREEMENT, EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD AN OPPORTUNITY REVIEW THE AAA RULES BEFORE SIGNING THIS AGREEMENT. THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH THE AAA RULES.

f.Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND EXECUTIVE. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE COMPANY NOR EXECUTIVE WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. THE ARBITRATOR SHALL APPLY STATE AND/OR FEDERAL SUBSTANTIVE LAW TO DETERMINE ISSUES OF LIABILITY AND DAMAGES REGARDING ALL CLAIMS TO BE ARBITRATED. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDY OR RELIEF THAT WOULD HAVE BEEN AVAILABLE TO THE PARTIES, IN THEIR INDIVIDUAL CAPACITY, HAD THE MATTER BEEN HEARD IN COURT. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO PROVIDE FOR THE AWARD OF ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY IF SUCH AWARD IS AUTHORIZED BY APPLICABLE LAW. EXECUTIVE SHALL NOT BE REQUIRED TO PAY ANY COST OR EXPENSE OF THE ARBITRATION THAT EXECUTIVE WOULD NOT BE REQUIRED TO PAY IF THE MATTER HAD BEEN HEARD IN COURT. THE COMPANY WILL PAY FOR ARBITRATOR COMPENSATION AND ANY OTHER ADMINISTRATIVE FEES UNIQUE TO ARBITRATION.

/s/ Fabrizio Battaglia
Executive’s Initials

g.Availability of Provisional Relief. NOTHING IN THIS AGREEMENT SHALL PROHIBIT OR LIMIT THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN CONNECTION WITH AN ARBITRABLE CONTROVERSY INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION IF THE AWARD TO WHICH THE PARTY MAY BE ENTITLED MAY BE RENDERED INEFFECTUAL WITHOUT PROVISIONAL RELIEF, INCLUDING EITHER PARTY’S EFFORT TO PROHIBIT OR STOP THE DISCLOSURE OF CONFIDENTIAL INFORMATION.

h.Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE CALIFORNIA DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

i.Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

15.Successors and Binding Agreement.

(a)The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by Agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent, the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

(b)This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributes, and legatees.

(c)This Agreement is personal in nature, and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder will not be assignable, transferable or delegable, whether, by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

16.Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed

/s/ Fabrizio Battaglia
Executive’s Initials

to have been duly given (a) when hand-delivered, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service with written verification of receipt, or (c) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, with written verification of receipt. All notices sent to the Company shall be addressed as follows:

Mobix Labs, Inc.

C/O CFO

6 Jenner Dr., Suite 230

Irvine, CA 92618

All notices sent to the Executive shall be delivered to the address set forth below Executive’s signature. Either party may change the address at which notice upon them is to be delivered by delivering such information to the other party in a manner set forth in this provision.

17.Section 409A of the Code.

(a)Interpretation. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Any amount payable under this Agreement that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time provided under this Agreement or such other time as permitted under section 409A of the Code. No interest will be payable with respect to any amount paid within a time period permitted by or delayed because of section 409A of the Code. All payments to be made upon a termination of employment under this Agreement that is deferred compensation may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment.

(b)Payment Delay. To the maximum extent permitted under section 409A of the Code, the severance benefits payable under this Agreement are intended to comply with the “short-term deferral exception” under Treas. Reg. §1.409A-1(b)(4), and any remaining amount is intended to comply with the “separation pay exception” under Treas. Reg. §1.409A-1(b)(9)(iii); provided, however, any amount payable to Executive during the six (6) month period following Executive’s Termination Date that does not qualify within either of the foregoing exceptions and constitutes deferred compensation subject to the requirements of section 409A of the Code, then such amount shall hereinafter be referred to as the “Excess Amount.” If at the time of Executive’s separation from service, the Company’s (or any entity required to be aggregated with the Company under section 409A of the Code) stock is publicly traded on an established securities market or otherwise and Executive is a “specified employee” (as defined in section 409A of the Code and determined in the sole discretion of the Company (or any successor thereto) in accordance with the Company’s (or any successor thereto) “specified employee” determination policy), then the Company shall postpone the commencement of the payment of the portion of the Excess Amount that is payable within the six (6) month period following Executive’s Termination Date with the Company (or any successor thereto) for six (6) months following Executive’s Termination Date with the

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Company (or any successor thereto). The delayed Excess Amount shall be paid in a lump sum to Executive within ten (10) days following the date that is six (6) months following Executive’s Termination Date with the Company (or any successor thereto). If Executive dies during such six (6) month period and prior to the payment of the portion of the Excess Amount that is required to be delayed on account of section 409A of the Code, such Excess Amount shall be paid to the personal representative of Executive’s estate within sixty (60) days after Executive’s death.

(c)Reimbursements. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Any tax gross-up payments to be made hereunder shall be made not later than the end of Executive’s taxable year next following Executive’s taxable year in which the related taxes are remitted to the taxing authority.

18.Governing Law. The validity, interpretation, construction, and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of California, without giving effect to the principles of conflict of laws of such State.

19.Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

20.Modification. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and the Company.

21.Waiver. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

22.Board Membership. At each annual meeting of the Company’s stockholders prior to the Termination Date, the Company will nominate Executive to serve as a member of the Board. Executive’s service as a member of the Board will be subject to any required stockholder approval.

23.Indemnification and D&O Insurance. Executive will be provided indemnification to the maximum extent permitted by the Company’s and its subsidiaries’ and affiliates’ Certificate of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.

/s/ Fabrizio Battaglia
Executive’s Initials

24.Executive Benefits. Executive will be eligible to participate in the Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time and on terms at least as favorable as provided to any other executive officer of the Company.

25.Survival. Notwithstanding any provision of this Agreement to the contrary, the parties’ respective rights and obligations under Sections 3 and 4 will survive any termination or expiration of this Agreement or the termination of the Executive’s employment for any reason whatsoever.

26.Integration. Subject to the Founder Acquisition Compensation Agreement, this Agreement is the sole agreement with respect to the subject matter hereof and supersedes all proposals, negotiations, conversations, discussions, agreements, and/or representations, whether oral or written. The parties agree that any and all obligations between them that are outside the terms of this Agreement and that relate to the subject matter of this Agreement are null and void.

27.Attorney Fees. If any action at law, in equity or by arbitration is taken to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

28.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MOBIX LABS, INC.

BY; /s/ Keyvan Samini
Keyvan Samini
Chief Financial & Operating Officer

EXECUTIVE

/s/ Fabrizio Battaglia
Fabrizio Battaglia

Address

City, State, Zip

Email:

EXHIBIT A

TO MOBIX LABS, INC. EXECUTIVE EMPLOYMENT AGREEMENT

[FORM OF SEPARATION AGREEMENT AND GENERAL RELEASE FOLLOW ON NEXT PAGE]

SEPARATION AGREEMENT AND GENERAL RELEASE

Mobix Labs, Inc. (the “Company”) and                                                       (“Executive”) (collectively the “Parties”) enter into this Separation Agreement and General Release (“General Release”) on the following terms:

WHEREAS, Executive was employed by the Company pursuant to an Executive Employment Agreement entered into by and between Executive and the Company dated as of                                               (the

“Employment Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement; and

WHEREAS, the Date of Termination of Executive’s employment with the Company was                              , and Executive acknowledges that regardless of signing this General Release, he has received his final paycheck for all wages earned through the Date of Termination, except for any payments which, pursuant to the terms of the Employment Agreement, are not yet due to be paid;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this General Release, the Parties agree as follows:

1.Severance. Subject to Executive’s compliance with his promises and agreements contained in this General Release and provided Executive does not revoke this Agreement, the Company shall provide Executive with the Severance Benefits set forth in the Executive Employment Agreement.

2.Release of Claims. In consideration of the payments and benefits to which Executive is entitled under this General Release, Executive for himself, his heirs, administrators, representatives, executors, successors, and assigns (collectively “Releasors”) does hereby irrevocably and unconditionally release, acquit and forever discharges the the Company and its respective predecessors and successors and their respective, current and former, trustees, officers, directors, partners, shareholders, agents, employees, attorneys, consultants, independent contractors, and representatives, including, without limitation, all persons acting by, through, under, or in concert with any of them (collectively, “Releasees”), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state, or local law (“Claims”), including without limitation, Claims for personal injury; Claims for breach of any implied or express contract or covenant; Claims for promissory estoppel; Claims for failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or any compensation of any sort; Claims for failure to grant equity or allow equity to vest; Claims for wrongful termination, public policy violations, defamation, interference with contract or prospective economic advantage, invasion of privacy, fraud, misrepresentation, emotional distress, breach of fiduciary duty, breach of the duty of loyalty or other common law or tort causes of action; Claims of harassment, retaliation or discrimination based upon race, color, sex, national origin, ancestry, age, disability, handicap, medical condition, religion, marital status, or any other protected class or status under federal, state, or local law; Claims arising under or relating to employment, employment contracts, unlawful effort to prevent employment, or unfair or unlawful business practices, including without limitation all claims arising under Title VII of the Civil Rights Act of 1964 (“Title VII”); the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or

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1871, 42 U.S.C. Section 1981; the Americans With Disabilities Act of 1990 (“ADA”), 42 U.S.C. § 12101 et seq.; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.,; the Older Workers Benefits Protection Act (“OWBPA”); the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the California Labor Code; the California Fair Employment and Housing Act (“FEHA”), Cal. Gov. Code § 12900 et seq.; the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq. or any other health/safety laws, statutes or regulations; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), 29 U.S.C. § 1001 et seq.; the Internal Revenue Code; the California Family Rights Act (“CFRA”), Cal. Gov. Code § 12945 et seq.; including any amendments to or regulations promulgated under these statutes and including the similar laws of any other states, any state human rights act, or any other applicable federal, state or local employment statute, law or ordinance, which Executive and the Releasors had, now have, or may have in the future against each or any of the Releasees from the beginning of the world until and including the Execution Date (collectively, “Released Claims”).

3.Meaning of Signing This General Release. Executive expressly acknowledges and agrees that (a) Executive has carefully read this General Release and fully understands what it means, including the fact that he is waiving his rights under ADEA; (b) Executive has been advised in writing to consult an independent attorney of Executive’s choice before signing this General Release; (c) Executive has been given twenty-one (21) calendar days to consider this General Release, or, in the case of a group termination as set forth in 29 U.S.C. §626(f)(1)(F)(ii), forty-five (45) days; (d) in the case of a group termination as set forth in 29 U.S.C. §626(f)(1)(F)(ii), Executive has been provided the information required by 29 U.S.C. §626(f)(1)(H); (e) Executive has agreed to this General Release knowingly and voluntarily of Executive’s own free will; (f) in consideration of Executive’s promises contained in this General Release, he is receiving consideration beyond that to which he is otherwise entitled, including, without limitation, the Severance Benefits; (g) Executive may revoke Executive’s waiver and release of Claims under the ADEA within seven (7) calendar days after the Execution Date by sending a written Notice of Revocation to the address of the Company as set forth in Section 14 of the Employment Agreement; and (h) except for Executive’s waiver and release of Claims under the ADEA, which shall not become effective or enforceable as to any Party until the date upon which the revocation period has expired without revocation by Executive, this General Release shall become effective on the Execution Date. Executive understands and agrees that modifications or amendments to this General Release will not restart the twenty-one (21) or forty-five (45) day consideration period, as applicable, set forth in this Section 4. For the avoidance of doubt, if Executive revokes his waiver and release of Claims under the ADEA pursuant to this Section, the Company will not provide any of the Severance Benefits.

4.Obligations of Company. Notwithstanding anything else to the contrary in this General Release, this General Release shall not affect: the obligations of the Company set forth in the Employment Agreement or the indemnification agreement or other obligations that, in each case with respect to such other obligations, by their terms, are to be performed after the Execution Date (defined below), including, without limitation, Executive’s rights to any vested benefits, vested pension rights or vested rights to equity); any obligations of the Bank to repay any bank deposits; obligations to indemnify Executive respecting acts or omissions in connection with Executive’s service as a director, officer or employee of the Affiliated Entities; obligations with respect to insurance coverage under any of the Affiliated Entities’ (or any of their respective successors) directors’ and officers’ liability insurance policies; or any right Executive may have to obtain contribution in the event of the entry of judgment against Executive as a result of any act or failure to act for which both Executive and any of the Affiliated Entities are jointly responsible.

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5.Executive’s Representation. Executive represents that, except for anonymous whistleblower complaints filed with the SEC or other similar regulatory agencies, the Releasors have not initiated, filed, or caused to be filed any Released Claims against any of the Releasees. Executive further agrees not to initiate, file, cause to be filed, or otherwise pursue any Released Claims, either as an individual on his own behalf or as a representative, member or shareholder in a class, collective, or derivative action and further agrees not to encourage any person, including any current or former employee of the Releasees, to file any kind of claim against the Releasees. Executive, however, retains the right to challenge the validity of the waiver of Executive’s Claims under the ADEA set forth in Sections 3 and 4 of this General Release.

6.Release of Unknown Claims. Executive further acknowledges that he may hereafter discover claims or facts in addition to or different than those that he now knows or believes to exist with respect to the subject matter of this General Release and that, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and Executive’s decision to enter into it. Nevertheless, EXECUTIVE hereby waives any right claim or cause of action that might arise as a result of such different or additional claims or facts, and Executive expressly waives any and all rights and benefits confirmed upon him by the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Executive further expressly waives any rights he may have under Section 1542, as well as under any other statute or common law principles of similar effect in any other jurisdiction determined by a court of competent jurisdiction to apply.

7.Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given (a) when hand-delivered, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service with written verification of receipt, or (c) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, with written verification of receipt. All notices sent to the Company shall be addressed as follows:

Mobix Labs, Inc.

C/O CFO

6 Jenner Dr., Suite 230

Irvine, CA 92618

All notices sent to the Executive shall be delivered to the address set forth below Executive’s signature. Either party may change the address at which notice upon them is to be delivered by delivering such information to the other party in a manner set forth in this provision.

8.Governing Law. This General Release shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of California, without reference to its principles of conflict of laws.

9.Severability. The Parties intend for the provisions of this General Release to be enforced to the fullest extent permissible under all applicable laws and public policies. They also intend that unenforceability or the modification to conform with those laws or public policies of any provision of this General Release shall not

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render unenforceable or impair the remainder of this General Release. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this General Release shall be deemed amended to delete or modify as necessary the invalid or unenforceable provisions to alter the balance of this General Release in order to render the same valid and enforceable.

10.Modification. This General Release may not be orally canceled, changed, modified, or amended, and no cancellation, change, modification, or amendment shall be effective or binding unless in writing and signed by both parties to this General Release.

11.Reporting of Violations of Law. Notwithstanding anything to the contrary in this General Release, Executive understands that nothing in this General Release is intended to prohibit Executive and Executive is not prohibited from reporting possible violations of law to, filing charges with, making disclosures protected under the whistleblower provisions of U.S. federal or California state law or regulation, or participating in investigations of U.S. federal or California state law or regulation by the U.S. Securities and Exchange Commission, National Labor Relations Board, Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the U.S. Department of Justice, the U.S. Congress, any U.S. agency Inspector General or any self-regulatory agencies such as the SEC or federal, state or local governmental agencies (collectively, “Government Agencies,” and each a “Government Agency”). Accordingly, Executive does not need the prior authorization of the Company to make any such reports or disclosures or otherwise communicate with Government Agencies and is not required to notify the Company that he has engaged in any such communications or made any such reports or disclosures. Executive agrees, however, to waive any right to receive any monetary award resulting from such a report, charge, disclosure, investigation, or proceeding, except that Executive may receive and fully retain any award from a whistleblower award program administered by a Government Agency. In addition, the Executive is hereby notified that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this General Release, Executive understands that he has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive understands that he also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Executive understands and acknowledges that nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

MOBIX LABS, INC.

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EXECUTIVE

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